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                                                                    EXHIBIT 4.1

                        FORM OF SPECIMEN COMMON UNIT CERTIFICATE

                                    COMMON UNITS
                                                         Certificate No.
                                                                        ------

THIS CERTIFICATE IS
TRANSFERABLE IN
BALTIMORE, MARYLAND
AT THE OFFICES OF
PRIME RETAIL, L.P.


                                  PRIME RETAIL, L.P.

ORGANIZED UNDER THE LAWS
OF THE STATE OF DELAWARE
SEE THE REVERSE FOR CERTAIN RESTRICTIONS

THIS CERTIFIES THAT
                   ---------------------------------------

IS THE OWNER OF
               -------------------------------------------

Common Units of Prime Retail, L.P., a limited partnership organized under the laws of the State of Delaware (the "Partnership"), transferable only on the books of the Partnership by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. The Common Units evidenced by this Certificate are subject to the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time. The holder hereof has no interest, legal or equitable, in any specific property of the Partnership. This Certificate is not valid unless countersigned by the General Partner of the Partnership.

          WITNESS the signatures of duly authorized officers of the General Partner of the Partnership.

Dated:
      ----------------

Prime Retail, Inc.
General Partner


By:
   -------------------
       President
Attest:
       ---------------
          Secretary
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                                  PRIME RETAIL, L.P.

          THE PARTNERSHIP IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF UNIT. THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (THE "PARTNERSHIP AGREEMENT") OF THE PARTNERSHIP ON FILE IN THE OFFICE OF THE GENERAL PARTNER OF THE PARTNERSHIP SETS FORTH A FULL STATEMENT OF (A) ALL OF THE DESIGNATIONS, PREFERENCES, RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTIONS, AND OTHER RELATIVE RIGHTS OF THE UNITS OF EACH CLASS OF UNITS AUTHORIZED TO BE ISSUED AND (B) THE AUTHORITY OF THE GENERAL PARTNER TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE UNITS OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE GENERAL PARTNER TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SERIES OF PREFERRED UNITS.

          THE COMMON UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND THE UNITS CANNOT BE SOLD UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND SUCH LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION.

          THE TRANSFER OF THESE COMMON UNITS IS RESTRICTED AS SET FORTH IN THE PARTNERSHIP AGREEMENT AND MAY ONLY BE TRANSFERRED BY THE COMPLIANCE BY THE TRANSFEROR AND TRANSFEREE WITH ALL THE TERMS AND CONDITIONS SET FORTH IN THE PARTNERSHIP AGREEMENT.

          All capitalized terms in this legend have the meanings defined in the Partnership Agreement, a copy of which, including information regarding classes of units authorized to be issued by the Partnership and the restrictions on transfer, will be sent without charge to each unitholder on request to the Secretary of the General Partner of the Partnership at 100 East Pratt Street, Nineteenth Floor, Baltimore, Maryland 21202 or at such other address as the General Partner shall direct.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM = as tenants in common
          TEN ENT = as tenants by the entireties
          JT TEN = as joint tenants with the right of survivorship and not as tenants in common

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For Value Received, _________________________ hereby sells, assigns, and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE



(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)




_____________________________________ Common Units represented by the within
Certificate, and do hereby irrevocably constitute and appoint _________________ _________________Attorney to transfer the said shares on the books of the within named Partnership with full power of substitution in the premises.


Dated
     -----------------


                                          Signature:
                                                    ---------------------------

                                          NOTICE: The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of
                                          the Certificate in every particular,
                                          without alteration or enlargement
                                          or any change whatsoever.